CompoSecure Announces CFO Retirement; Reaffirms Previously Issued Full Year 2025 Guidance
•CompoSecure announces that Tim Fitzsimmons, its Chief Financial Officer, will retire from his position once a successor has been named and assumes the role, which is anticipated to occur in the second half of 2025, but no later than January 1, 2026.
•A comprehensive search will be launched for a CFO successor; Mr. Fitzsimmons will serve as a consultant commencing on his retirement date and through January 1, 2027 to ensure a smooth transition.
•CompoSecure reaffirms its previously issued full year 2025 guidance, which calls for mid-single digit growth in both Consolidated Net Sales and Pro Forma Adjusted EBITDA.

SOMERSET, N.J., June 11, 2025 – CompoSecure, Inc. (Nasdaq: CMPO), a leader in metal payment cards, security, and authentication solutions, today announced that after more than 13 years of service, its Chief Financial Officer, Tim Fitzsimmons will retire once a successor has been named and assumes the role, which is anticipated to occur in the second half of 2025, but no later than January 1, 2026. Mr. Fitzsimmons will then serve as a consultant to CompoSecure through January 1, 2027 to ensure a smooth transition with his successor.

Jon Wilk, President and CEO of CompoSecure, commented: “When Tim approached me about his desire to retire, it gave me the opportunity to reflect on his significant contributions and impact on CompoSecure. He’s played a central role supporting critical corporate transactions including our transition from private to public, the sale of a majority interest in CompoSecure and recent spin-off. He has built and maintained an outstanding lending group that has led to multiple debt financings to support our growth over the last ten years. Since I joined the company in 2016, Tim and I have worked closely to demonstrate the value a metal card can provide to our customers across the globe. As we seek a successor, I look forward to continuing to work alongside him in the coming months to further our financial discipline and accelerate the work we’ve started with the CompoSecure Operating System. Tim is leaving us in a strong position, and we are fully committed to a smooth and thoughtful transition that builds on this solid foundation.”

Tim Fitzsimmons, Chief Financial Officer, said: “Serving as CFO of CompoSecure for the past 13 years has been the most rewarding chapter of my professional career. I am deeply grateful to our founders John Herslow, Michele Logan, and Lou DaSilva for the opportunity to contribute as a member of the Senior Leadership Team, and for the strong, collaborative partnership I’ve shared with our current leadership. It has been a true privilege to lead the Finance and IT teams and to work with so many talented colleagues across the business throughout the years. I take great pride in the incredible journey we've shared—transforming CompoSecure from a family-owned business into a publicly traded company. Deciding to retire was a difficult choice rooted in family priorities, and it wasn’t an easy one. As I begin this next phase, I remain fully committed to working closely with my successor to ensure a seamless handover and I’m focused on delivering strong outcomes for investors as we progress. Even as I step away from the role, I’ll continue to cheer CompoSecure on—as a dedicated supporter and proud shareholder."

Dave Cote, CompoSecure’s Executive Chairman, further added: “I am thankful for the lasting impact Tim has made on CompoSecure. His leadership has been central to building the foundation of our business today. The progress we’ve made as a company is in no small part due to his commitment and dedication through the years. I am confident that his impact will be felt well into the future.”

CompoSecure Reaffirms Full Year 2025 Guidance
CompoSecure is reaffirming its previously issued full year 2025 guidance, which calls for mid-single digit growth in both Consolidated Net Sales and Pro Forma Adjusted EBITDA. As mentioned previously, this guidance includes payment of the Resolute Holdings management fee, on a pro forma basis, in 2024 and 2025.

About CompoSecure
Founded in 2000, CompoSecure (Nasdaq: CMPO) is a technology partner to market leaders, fintechs and consumers enabling trust for millions of people around the globe. The company combines elegance, simplicity and security to deliver exceptional experiences and peace of mind in the physical and digital world. CompoSecure’s innovative payment card technology and metal cards with Arculus security and authentication capabilities deliver unique, premium branded experiences, enable people to access and use their financial and digital assets, and ensure trust at the point of a transaction. For more information, please visit www.CompoSecure.com and www.GetArculus.com.

Forward-Looking Statements
This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although CompoSecure believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, CompoSecure cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning CompoSecure’s planned CFO transition, guidance for fiscal year 2025, possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. In some instances, these statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect CompoSecure’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in CompoSecure’s forward-looking statements:  the ability of CompoSecure to grow and manage growth profitably, maintain relationships with customers, compete within its industry, retain its key employees and complete the management transition described in this press release on the timeline anticipated or at all; the possibility that CompoSecure may be adversely impacted by other global economic, business, competitive and/or other factors, including tariffs; the outcome of any legal proceedings that may be instituted against CompoSecure or others; future exchange and interest rates; changes in our accounting and/or financial presentation; and other risks and uncertainties, including those under “Risk Factors” in filings that have been made or will be made with the Securities and Exchange Commission. CompoSecure undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Corporate Contact
Anthony Piniella
Head of Communications, CompoSecure
(917) 208-7724
apiniella@composecure.com
Investor Relations Contact
Sean Mansouri, CFA
Elevate IR
(720) 330-2829
CMPO@elevate-ir.com